Exhibit 10.1 [COMPANY LETTERHEAD] February 27, 2024 Re: CEO Transition Dear Jan: This letter (this “Letter”) memorializes the understanding between you and the Company (as defined below) regarding your anticipated transition from serving as the Company’s President and Chief Executive Officer, to serving as a consultant of, and your ultimate separation from, the Company. Reference is made to that certain Employment Agreement by and between you, Integra LifeSciences Holdings Corporation, a Delaware corporation (“Holdings”) and Integra LifeSciences Corporation (“OpCo” and, together with Holdings, the “Company”), dated October 28, 2021 (the “Employment Agreement”). Capitalized terms used but not defined below will have their respective meanings set forth in the Employment Agreement. Notwithstanding anything to the contrary contained in the Employment Agreement, you and the Company hereby agree and acknowledge as follows: 1. Term. Unless earlier terminated by you or the Company as provided in Section 14 of the Employment Agreement, the term of your employment as the President and Chief Executive Officer of the Company will terminate on the earlier of January 18, 2025 and the appointment of a new Chief Executive Officer of the Company (such earlier date, the “Transition Date”). Upon the Transition Date, you will remain in service with the Company in a consulting capacity as Senior Advisor to the CEO, pursuant to the terms and conditions set forth in the Consulting Agreement attached hereto as Exhibit A (the “Consulting Agreement”). In connection with such transition, you and the Company agree to execute the Consulting Agreement on the Transition Date. Further, effective as of the Transition Date, you will resign from all offices and directorships held at the Company and its affiliates. Notwithstanding the foregoing, to the extent the Company desires that you continue to provide services for the Company from within the United States following the Transition Date, the Company will take all commercially reasonable steps, including any necessary amendments of the Employment Agreement and/or this Letter, to ensure you are able to do so in compliance with the terms and conditions of your O-1 visa and any amendment to or extension thereof. 2. No Good Reason. You acknowledge and agree that none of (i) your termination of employment on the Transition Date or your change in position from President and Chief Executive Officer of the Company to Senior Advisor to the CEO, (ii) the appointment of a new President and/or Chief Executive Officer of the Company, (iii) the appointment of Stuart Essig as Executive Chairman, and/or (iv) entering into this Letter and/or the Consulting Agreement (including any changes herein or therein to your compensation), in any case, constitute or will constitute a termination of your employment without Cause, or an event giving rise to Good Reason, for purposes of your Employment Agreement or any other agreement between you and the Company. 3. Amendment. This Letter shall constitute a valid amendment of the Employment Agreement under Section 19 of the Employment Agreement and is governed by the laws of the United States where applicable and otherwise by the laws of the State of New Jersey. The terms of this Letter are hereby incorporated into the Employment Agreement. For the avoidance of doubt, except as expressly modified by this Letter, the remaining terms of the Employment Agreement shall remain in full force and effect.

[Signature Page to Letter] Please indicate your agreement with the foregoing terms of this Letter, to be effective as of the date first above written, by signing where indicated below. Sincerely, Integra LifeSciences Holdings Corporation By: /s/ Stuart Essig Stuart Essig Executive Chairman of the Board Integra LifeSciences Corporation By: /s/ Eric Schwartz Eric Schwartz Executive Vice President, Chief Legal Officer and Secretary Acknowledged and Agreed: /s/ Jan De Witte Jan De Witte Attachments: Consulting Agreement

Exhibit A CONSULTING AGREEMENT

1 CONSULTING AGREEMENT This Consulting Agreement (this “Agreement”), dated as of [date]1 (the “Transition Date”) is entered into by and between Integra LifeSciences Holdings Corporation (“Holdings”) and Integra LifeSciences Corporation (“OpCo” and, together with Holdings, the “Company”), and Jan De Witte (“Consultant”). Background Prior to the Transition Date, Consultant was employed by the Company on the terms con- tained in that certain Employment Agreement by and between the parties hereto, entered into as of October 28, 2021 (the “Employment Agreement”) and that certain letter agreement by and be- tween the parties hereto, dated as of February [2X], 2024 (the “Letter”). On the Transition Date, Consultant’s employment with the Company and all of its affiliates terminated by mutual agree- ment of Consultant and the Company; and the Company wishes to secure the services of Consult- ant as a consultant of the Company upon the terms and subject to the conditions set forth herein, and Consultant wishes to render such services to the Company upon the terms and subject to the conditions set forth herein. NOW, THEREFORE, in consideration of the premises and the mutual agreements con- tained herein and intended to be legally bound hereby, the parties hereto agree as follows: Terms 1. Definitions. (a) Capitalized terms used but not defined below will have their respective meanings set forth in the Employment Agreement or the Letter, as applicable. (b) “Cause,” as determined by the Board in good faith, shall mean Consultant has – (i) failed to perform his stated duties in all material respects; (ii) intentionally and materially breached any provision of this Agreement, provided such breach is materially and demonstrably injurious to the Company; (iii) demonstrated his personal dishonesty in connection with his employment by the Company; (iv) engaged in a breach of fiduciary duty in connection with his service with the Com- pany; (v) engaged in willful misconduct that is materially and demonstrably injurious to the Company or any of its subsidiaries; or 1 NTD: The actual Transition Date to be filled in once that date is known.

2 (vi) been convicted or entered a plea of guilty or nolo contendere to a felony or to any other crime involving moral turpitude which conviction or plea is materially and demon- strably injurious to the Company or any of its subsidiaries. Notwithstanding the foregoing, except with respect to clause (vi), Consultant’s ser- vice will not be terminated for Cause unless and until (1) the Company provides Consultant with written notice setting forth in reasonable detail the facts and cir- cumstances claimed by the Company to constitute Cause, and (2) Consultant fails to cure or remedy such acts or omissions within 15 days following his receipt of such notice (and during such 15-day period Consultant has had the opportunity with the assistance of his own legal counsel to appear before the Board to address such matter). 2. Termination of Employment; Resignation. On the Transition Date, (i) Consultant’s em- ployment with the Company and all of its affiliates terminated by mutual agreement of Consultant and the Company, (ii) Consultant ceased serving as the Company’s President and Chief Executive Officer and (iii) Consultant shall resign from all offices and directorships held at the Company and its affiliates. 3. Consulting Period. The term of this Agreement and the consulting relationship between the Company and Consultant shall commence on the Transition Date and, unless this Agreement and the consulting relationship established hereby are earlier terminated as provided for herein, shall end on March 15, 2026 (such date, the “Termination Date” and such period, the “Consult- ing Period”). 4. Services. During the Consulting Period, Consultant shall serve as Senior Advisor to the CEO, and in such position will provide services with regard to the business and operations of the Company as requested by the Company’s Chief Executive Officer (the “Services”). Consultant acknowledges and agrees that the Services shall be performed with the degree of skill, care and diligence expected of a professional experienced in providing the same or similar services, and using Consultant’s reasonable best efforts to promote the business and interests of the Company. Consultant shall provide the Services to the Company at times mutually agreed to by Consultant and the Company. During the Consulting Period, Consultant shall perform the Services remotely; provided, however, that the parties acknowledge and agree that Consultant may be required to travel to other locations as may be necessary to fulfill the Consultant’s duties and responsibilities hereunder. During the Consulting Period, Consultant shall comply with all applicable policies and procedures of the Company. 5. Compensation; Expenses. (a) Cash Compensation. During the period beginning on the Transition Date and end- ing on January 18, 2025, the Company shall pay Consultant a fee (the “Consulting Fee”) equal to his 2024 Base Salary per annum as consideration for the Services, prorated for any partial year of Services. The Consulting Fee shall be payable in periodic installments in accordance with the Company’s regular payroll practices in effect from time to time.

3 (b) COBRA. Subject to Consultant’s valid election to continue healthcare coverage under Section 4980B of the Code (COBRA), the Company shall continue to provide Con- sultant and Consultant’s eligible dependents with coverage under its group health plans during the Consulting Period, so long as Consultant remains eligible to receive COBRA benefits, at Consultant’s sole cost. (c) 2024 Annual Bonus. As described in the Letter Agreement, Consultant shall re- main eligible to receive a 2024 annual bonus. With respect to the 2024 performance year, Consultant’s Target Bonus will be 125% of his Base Salary. The actual amount of his 2024 annual bonus (if any) will be subject to the achievement of applicable performance objec- tives set forth in the Company’s 2024 annual bonus program, as well as Consultant’s suc- cessful execution of the Company’s 2024 business strategy and, if applicable, contribution to a smooth transition to his successor as the Company’s Chief Executive Officer, each as determined by the Board in its sole discretion. The 2024 annual bonus, if any, will be paid to Consultant in cash by March 15, 2025, and at the time the Company pays annual bonuses for 2024 to its senior executives generally. (d) Outstanding Equity Awards. All equity-based awards covering Holdings’ com- mon stock held by Consultant as of the Transition Date (“Equity Awards”) shall remain outstanding and eligible to vest in accordance with the terms of the applicable award agree- ment and Holdings’ 2003 Equity Incentive Plan, as amended and restated from time to time; provided, however, that vesting and exercisability (as applicable) of each Equity Award shall be based on Consultant’s continued service to the Company (rather than sub- ject to continued employment). In addition, each Equity Award that is an option to pur- chase Holdings common stock will remain outstanding until the earlier of the outside ex- piration date of the applicable option and the six-month anniversary of the termination of the Services hereunder. (e) Relocation Benefits. The Company expects Consultant to relocate his principal place of residence from the United States to Europe during the Consulting Period. In fur- therance of the Relocation, the Company shall reimburse Consultant in accordance with the Company’s “Domestic Relocation Policy” (including but not limited to the tax gross- up policy incorporated therein) for the following expenses, up to a maximum aggregate amount of $150,000: (i) the movement of Consultant’s reasonable household goods and (ii) temporary housing in Belgium and transportation for up to three months (collectively, the “Relocation Expenses”). Reimbursement of the Relocation Expenses, if any, shall be subject to Consultant’s submission by March 15, 2026 of documentation acceptable to the Company evidencing such expenses, and any approved reimbursement shall be paid to Consultant no later than 45 days after the Company’s receipt of approved documenta- tion. In the event Consultant has not relocated by March 15, 2026, then Consultant will not be eligible for the reimbursement of any Relocation Expenses incurred prior to such date. (f) Expenses. During the Consulting Period, the Company shall reimburse Consultant for reasonable expenses in accordance with the Company’s substantiation and reimburse- ment policies applicable to independent contractors, as in effect from time to time.

4 6. Termination. (a) General. This Agreement and the consulting relationship established hereby shall terminate automatically upon the Termination Date. In addition, this Agreement and the consulting relationship established hereby may be terminated as mutually agreed by the parties at any time, or by the Company for Cause at any time. If this Agreement and the consulting relationship estab- lished hereby is terminated for any reason set forth above prior to March 15, 2026, then the Com- pany shall pay to Consultant any earned but unpaid Consulting Fee and Consultant shall not be entitled to any further payments or benefits in connection with or following the termination of this Agreement. (b) Return of Property. In the event that this Agreement and the consulting relation- ship established hereby terminates and, in connection therewith, Consultant does not remain in service or employment with the Company, then Consultant agrees to return to the Company all documents of the Company and its affiliates (and all copies thereof) and all other Company or Company affiliate property that Consultant has in Consultant’s possession, custody or control. 7. Restrictive Covenants. Consultant hereby agrees and acknowledges that Section 18 of the Employment Agreement (Restrictive Covenants; Intellectual Property) is incorporated by ref- erence into this Agreement, mutatis mutandis; provided, however, that, for purposes of this Agree- ment, the “Restricted Period,” as defined in the Employment Agreement, shall mean the Consult- ing Period and the period of 18 months following the Termination Date (as defined herein). 8. Release. In exchange for the consideration set forth herein, Consultant agrees to execute the General Release attached hereto as Appendix 1 on the Transition Date. If Consultant does not timely execute the General Release or effectively revokes the General Release, the Company shall have the right to deem this Agreement null and void. 9. Independent Contractor. The Company and Consultant expressly agree that, during the Consulting Period, Consultant shall be an independent contractor and Consultant shall not be con- strued to be an employee of the Company in any matter under any circumstances or for any pur- poses whatsoever. Nothing in this Agreement shall establish an agency, partnership, joint venture or employee relationship between the Company and Consultant, and Consultant shall not represent that Consultant is an employee of the Company. The Company and Consultant agree and acknowledge that neither party hereto renders legal, tax or accounting advice to the other party. Without limiting the generality of the foregoing, during the Consulting Period (i) the Company shall not pay, on the account of Consultant, any unemployment tax, or other taxes required under the law to be paid with respect to employees and shall not withhold any monies from the fees payable pursuant to this Agreement for income or employment tax purposes, and (ii) the Company shall not provide Consultant with, and Consultant shall not be eligible to receive, from the Com- pany under any Company plan, any benefits, including without limitation, any pension, health, welfare, retirement, workers’ compensation or other insurance benefits, but other than COBRA benefits. Consultant shall be solely responsible for all taxes arising in connection with any fees or

5 other compensation paid to Consultant under this Agreement during the Consulting Period, includ- ing without limitation any and all federal, state, local and foreign income and employment taxes. 10. Representation. Consultant hereby represents and warrants to the Company that (i) Con- sultant is entering into this Agreement voluntarily and that the entrance into this Agreement and performance of Consultant’s obligations hereunder will not violate or conflict with the terms of any agreement between Consultant and any other person, firm, organization or other entity person or any policy, program or code of such other person, firm, organization or other entity person, and (ii) Consultant is not under any contractual or other restriction or obligation that is inconsistent with the execution of this Agreement, the performance of the Services hereunder, or the other rights of the Company hereunder. 11. Assignability. The Company may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any entity to which the Company may transfer all or sub- stantially all of its assets, if in any such case said entity shall expressly in writing assume all obli- gations of the Company hereunder as fully as if it had been originally made a party hereto. This Agreement shall inure to the benefit of and be binding upon Holdings, OpCo and their respective successors and assigns. This Agreement is personal to Consultant and his rights and duties here- under shall not be assigned except as expressly agreed to in writing by the Company. 12. Miscellaneous. (a) Amendment. No provision of this Agreement may be amended unless such amendment is signed by Consultant and such officer as may be specifically designated by the Board to sign on the Company’s behalf. (b) Withholding. The Company shall have the right to withhold from all payments made pursuant to this Agreement any federal, state, or local taxes and such other amounts as may be required by law to be withheld from such payments. (c) Headings. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation or this Agreement. In the event of a conflict between a heading and the content of a Section, the content of the Section shall control. (d) Recoupment. To the extent required by applicable law or any applicable securities ex- change listing standards, any amounts paid or payable under this Agreement (including, without limitation, amounts paid prior to the effectiveness of such law or listing standards) shall be subject to forfeiture, re- payment or recapture to the extent required by such applicable law or listing standard. (e) Gender and Number. Whenever used in this Agreement, a masculine pronoun is deemed to include the feminine and a neuter pronoun is deemed to include both the masculine and the feminine, unless the context clearly indicates otherwise. The singular form, whenever used herein, shall mean or include the plural form where applicable. (f) Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable under any applicable law, such event shall not affect or render invalid or unenforceable any other provision of this Agreement and shall not affect the application of any provision to other persons or circumstances.

6 (g) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs, executors and administrators. (h) Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given if hand-delivered, sent by documented overnight delivery service or by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below: To the Company: Integra LifeSciences Holdings Corporation 1100 Campus Road Princeton, New Jersey 08540 Attn: Executive Vice President, Chief Legal Officer and Secretary To Consultant: at Consultant’s most recent address on the records of the Company (i) Effectiveness; Entire Agreement. This Agreement shall become effective as of the Tran- sition Date. As of the Transition Date, this Agreement sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements and communications, whether oral or written, pertaining to the subject matter hereof, including the Employment Agreement and the Letter; provided, however, that (i) Sections 15 of the Employment Agreement (Limitation on Payments) and 19(b) (Section 409A) are incor- porated by reference into this Agreement, mutatis mutandis and (ii) Section 18 of the Employment Agree- ment is incorporated by reference into this Agreement as set forth in Section 7 above. (j) Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the laws of the State of New Jersey. [SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written. INTEGRA LIFESCIENCES HOLDINGS CORPORATION By: _______________________ Stuart Essig Executive Chairman of the Board of Directors INTEGRA LIFESCIENCES CORPORATION By: _______________________ Eric Schwartz Executive Vice President, Chief Legal Officer and Secretary CONSULTANT By: _______________________ Jan De Witte Attachments: General Release

Appendix 1 GENERAL RELEASE [This appendix has been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended. The registrant agrees to furnish supplementally a copy of the omitted annex to the Securities and Exchange Commission upon re- quest.]